SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) December 18, 1998


                         STORAGE TECHNOLOGY CORPORATION
     ----------------------------------------------------------------------
             (Exact Name of Registrant As Specified In Its Charter)


         Delaware                        1-7534                84-0593263
  (State or other Jurisdiction   (Commission File Number)    (IRS Employer
      of Incorporation)                                    Identification No.)



             2270 South 88th Street, Louisville, Colorado 80028-4309
     ----------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (303) 673-5151



                                 Not applicable
     ----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.              Other Events

      On December 18, 1998, the Registrant announced that it had accepted the resignation of David E. Lacey, the Registrant's Executive Vice President and Chief Financial Officer, and that Robert S. Kocol (41) would succeed Mr. Lacey as Chief Financial Officer of the Registrant. Mr. Lacey had served as Executive Vice President and Chief Financial Officer of the Registrant since 1996.

      Prior to this appointment, as Corporate Vice President and Chief Financial Officer, Mr. Kocol served as Vice President of Financial Planning and Operations. Mr. Kocol first joined the Registrant in 1980, starting in the Registrant's printer operations situated in Florida, and including positions there in program management and as controller over an 11-year span. In 1991, Mr. Kocol joined the Registrant's financial group located in Colorado, as Director of Financial Operations. He was subsequently promoted to Director of Worldwide Field Operations Finance and Administration. In 1996, Mr. Kocol was named Vice President of Financial Planning and Operations.

      Mr. Kocol holds a B.S. degree in business administration, with a major in accounting, from Mississippi State University, and an MBA from Florida Institute of Technology. He is a Certified Public Accountant.

Item 7.           Financial Statements and Exhibits

      The following financial statements, pro forma financial information and exhibits, if any, are filed as part of this report:

                  (A) Financial statements of businesses acquired.

                                    Not applicable

                  (B) Pro forma financial information.

                                    Not applicable

                  (C) Exhibits.

                                    None

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                Storage Technology Corporation


                                                   By: /s/ Jeffrey M. Dumas
                                                      ---------------------
                                                        Jeffrey M. Dumas
                                                    Corporate Vice President
                                                       and General Counsel



Date: December 23, 1998